EXHIBIT 10.14
                         -------------


                     FIRST AMENDMENT TO THE
               FROZEN FOOD EXPRESS INDUSTRIES, INC.
                     401(K) SAVINGS PLAN
             AS RESTATED EFFECTIVE JANUARY 1, 2001


PREAMBLE

1.   Adoption and Effective Date of Amendment.  This amendment of the
     Frozen Food Express Industries, Inc. 401(k) Savings Plan (the "Plan") is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

2. Further Amendment. Frozen Food Express Industries, Inc. (the "Employer") has also determined to make certain other changes to the Plan that the Employer believes will be desirable in light of certain EGTRRRA provisions; in particular, the Employer desires to raise the Plan-imposed limit on elective salary deferrals from 20% to 75% and to provide a 6-year vesting schedule for discretionary employer contributions.

3. Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

4. Defined Terms. Capitalized terms not defined herein are defined in the Plan.

               SECTION I.     LIMITATIONS ON CONTRIBUTIONS

1.   Effective Date.  This section shall be effective January 1, 2002.

2. Maximum Annual Addition. Except to the extent permitted under Section X of this amendment and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant's account under the Plan for any taxable year shall not exceed the lesser of:

     (a)  $40,000, as adjusted for increases in the cost-of-living under
          Section 415(d) of the Code, or

     (b) 100 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the taxable year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419(A)(f)(2) of the Code) which is otherwise treated as an annual addition.

               SECTION II.    INCREASE IN COMPENSATION LIMIT

The annual compensation of each Participant taken into account in determining allocations for any taxable year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with
Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

               SECTION III.   MODIFICATION OF TOP-HEAVY RULES

1. Effective Date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends Article XII of the Plan.

2.   Determination of Top-Heavy Status.

2.1	Key Employee.  Key employee means any employee or former employee
     (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of
     Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.2	Determination of Present Values and Amounts.  This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

2.2.1 Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any Plan aggregated with the Plan under
       Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under
       Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

2.2.2 Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

3.	Minimum Benefits.

3.1	Matching Contributions.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of
     Section 401(m) of the Code.

3.2	Contributions Under Other Plans. The Employer may provide, in an addendum to this amendment, that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met). The addendum should include the name of the other plan, the minimum benefit that will be provided under such other plan, and the employees who will receive the minimum benefit under such other plan.


               SECTION IV.    VESTING OF EMPLOYER CONTRIBUTIONS

1. Applicability. This section shall apply to Participants with accrued benefits derived from Matching Employer Contributions and Discretionary Employer Contributions who complete an Hour of Service under the Plan after December 31, 2001, with respect to benefits derived from Matching Employer Contributions and Discretionary Employer Contributions that accrue after December 31, 2001.

2. Vesting Schedule. If a Participant or Former Participant is Separated from Service for any reason other than Retirement, Early Retirement, death, or Disability, such Participant or Former Participant shall be entitled to the sum of the vested percentage at the date he is Separated from Service of the total amount credited to the Participant's Matching Employer Contribution Account, Discretionary Employer Contribution Account, W & B Plan Rollover Account, and ESOP Transfer Account, if any. The Vested Percentage shall be determined as follows:

          YEARS OF VESTING SERVICE      NONFORFEITABLE PERCENTAGE
          ------------------------      -------------------------
                    2                             20%
                    3                             40%
                    4                             60%
                    5                             80%
                    6                            100%





          SECTION V.     DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. Effective Date. This section shall apply to distributions made after December 31, 2001.

2. Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 11.5 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

3. Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 11.5 of the Plan, any amount that is distributed on account
     of hardship shall not be an eligible    rollover distribution and the
     distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

4. Modification of Definition of Eligible Rollover Distribution to Include After-tax Employee Contributions. For purposes of the direct rollover provisions in Section 11.5 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.



                 SECTION VI.    ROLLOVERS FROM OTHER PLANS

Effective Date.  This section shall be effective January 1, 2002.

DIRECT ROLLOVER:

     The Plan will accept a direct rollover of an eligible rollover distribution from (i) a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions; (ii) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

PARTICIPANT ROLLOVER CONTRIBUTIONS FROM OTHER PLANS:

     The Plan will accept a Participant contribution of an eligible rollover distribution from (i) a qualified plan described in Section 401(a) or 403(a) of the Code; (ii) an annuity contract described in Section 403(b) of the Code; and (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.





        SECTION VII.   ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

1. Applicability and Effective Date. This section shall be effective for distributions after December 31, 2001.

2. Rollovers Disregarded in Determining Value of Account Balance for Involuntary Distributions. For purposes of Section 11.1(f) of the Plan, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable account balance.



                  SECTION VIII.  REPEAL OF MULTIPLE USE TEST

     The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 4.2(b)(iii)(A) of the Plan shall not apply for Plan Years beginning after December 31, 2001.



            SECTION IX.  ELECTIVE DEFERRAL - CONTRIBUTION LIMITATION

     No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section X of this amendment and Section 414(v) of the Code, if applicable.


                    SECTION X.  CATCH-UP CONTRIBUTIONS

     Effective after December 31, 2001, all employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Such catch-up contributions will not be matched by Matching Employer Contributions.


          SECTION XII.  DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

1. Effective Date. This section shall apply for distributions after December 31, 2001, regardless of when the severance from employment occurred.

2. New Distributable Event. A Participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.



   SECTION XIII.  PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES

     Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.



          SECTION XIV.  AMENDMENT TO LIMIT ON SAVINGS CONTRIBUTIONS

     Effective April 1, 2002, Section 4.1(a) of the Plan shall be amended as underlined to be and read as follows:

     (a) Subject to the provisions of Sections 4.1(d) and (f), each Participant may elect that an amount, in any whole percentage of his Compensation, not to exceed seventy-five percent (75%) of his Compensation, be withheld from his Compensation and contributed by his Employer to the Trust. The Plan Administrator may permit a Participant to make an election under this Section through any written, electronic or telephonic means authorized by the Committee. Such contributions shall be known as Savings Contributions.




Executed this 3 day of January, 2002.



FROZEN FOOD EXPRESS INDUSTRIES, INC.


By:	 /s/ Stoney M. Stubbs, Jr.
    	-------------------------
       Stoney M. Stubbs, Jr.
Title: Chairman of the Board and
	 Chief Executive Officer
       (Principal Executive Officer)